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Exhibit 4.1  Specimen stock certificate of Registrant

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                         CERRITOS VALLEY BANCORP

Incorporated under the Laws                         of the State of California

         NUMBER                                               SHARES




         THIS CERTIFIES THAT

         IS THE HOLDER OF


        Shares of the Capital Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

        In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this       day of            A.D.
             -----       -----------





  ------------------------------------     --------------------------------
             SECRETARY                                PRESIDENT

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FOR VALUE RECEIVED _______________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

________________________________________________________________________________
Please insert Social Security or Other Identifying Number of Assignee

______________________________________________________ SHARES REPRESENTED BY THE
WITHIN CERTIFICATE AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT _______________________ ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:______________________________

IN PRESENCE OF ________________________} ___________________________________

________________________________________} ___________________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.